Exhibit 23.2
     INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of MovieFone, Inc. on Form S-8 of our report dated March 11, 1996, appearing in the Annual Report on Form 10-K of MovieFone, Inc. for the year ended December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

     /s/ Deloitte & Touche LLP
     Parsippany, New Jersey
     July 23, 1996